Exhibit 99.1

Contacts:
Chris Senner
Chief Financial Officer
Exelixis, Inc.
650-837-7240
csenner@exelixis.com

Andrew Peters
SVP, Strategy & Investor Relations
Exelixis, Inc.
650-837-7248
apeters@exelixis.com

Exelixis Announces Second Quarter 2026 Financial Results and Provides Corporate Update

- Total Revenues of $628.7 million, Cabozantinib Franchise U.S. Net Product Revenues of $573.0 million -
- GAAP Diluted EPS of $0.82, Non-GAAP Diluted EPS of $0.91 -
- Conference Call and Webcast Today at 5:00 PM ET -

ALAMEDA, Calif. – August 5, 2026 - Exelixis, Inc. (Nasdaq: EXEL) today reported financial results for the second quarter of 2026, provided an update on progress toward achieving key corporate objectives, and outlined its commercial, clinical and pipeline development milestones.
“Exelixis continues to execute across the key pillars of our business, positioning the company to deliver on our strategic objectives for 2026 and beyond,” said Michael M. Morrissey, Ph.D., President and Chief Executive Officer, Exelixis. “For zanzalintinib, our next potential franchise molecule, the R&D organization is executing on our priority goals for pivotal data readouts, clinical trial enrollment and new study initiations, while also laying the foundation for the next wave of development opportunities. Additionally, in the second quarter, we saw the continued growth of the cabozantinib franchise while advancing preparations for the potential launch of zanzalintinib in metastatic colorectal cancer, pending approval from regulatory authorities later this year. We are executing on all these initiatives while maintaining disciplined expense management and capital allocation, with a focus on simultaneously investing in R&D and returning capital to shareholders, as well as pursuing opportunistic business development when appropriate.”
Second Quarter 2026 Financial Results
Total revenues for the quarter ended June 30, 2026 were $628.7 million, as compared to $568.3 million for the comparable period in 2025.
Total revenues for the quarter ended June 30, 2026 included net product revenues of $573.0 million, as compared to $520.0 million for the comparable period in 2025. The increase in net product revenues was primarily due to an increase in sales volume.

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Exelixis Second Quarter 2026 Financial Results	Page 2 of 9
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Collaboration revenues, composed of license revenues and collaboration services revenues, were $55.7 million for the quarter ended June 30, 2026, as compared to $48.2 million for the comparable period in 2025. The increase in collaboration revenues was primarily related to higher royalty revenues for the sales of cabozantinib outside the U.S. generated by Exelixis’ collaboration partner Ipsen Pharma SAS (Ipsen), partially offset by lower development cost reimbursements earned.
Research and development expenses for the quarter ended June 30, 2026 were $212.0 million, as compared to $200.4 million for the comparable period in 2025. The increase in research and development expenses was primarily related to increases in clinical trial costs, manufacturing costs to support our development candidates, and license and other collaboration costs, partially offset by a decrease in personnel expenses.
Selling, general and administrative expenses for the quarter ended June 30, 2026 were $147.6 million, as compared to $134.9 million for the comparable period in 2025. The increase in selling, general and administrative expenses was primarily related to increases in marketing activities and personnel expenses.
Provision for income taxes for the quarter ended June 30, 2026 was $50.6 million, as compared to $45.6 million for the comparable period in 2025.
GAAP net income for the quarter ended June 30, 2026 was $212.1 million, or $0.85 per share, basic and $0.82 per share, diluted, as compared to GAAP net income of $184.8 million, or $0.68 per share, basic and $0.65 per share, diluted, for the comparable period in 2025. GAAP net income per share for the quarter ended June 30, 2026 was favorably impacted by lower weighted-average common shares outstanding for the quarter ended June 30, 2026, as compared to the comparable period in 2025, as a result of the stock repurchase programs.
Non-GAAP net income for the quarter ended June 30, 2026 was $237.1 million, or $0.95 per share, basic and $0.91 per share, diluted, as compared to non-GAAP net income of $212.6 million, or $0.78 per share, basic and $0.75 per share, diluted, for the comparable period in 2025.
Non-GAAP Financial Measures
To supplement Exelixis’ financial results presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP), Exelixis presents non-GAAP net income (and the related per share measures), which excludes from GAAP net income (and the related per share measures) stock-based compensation, adjusted for the related income tax effect for all periods presented.
Exelixis believes that the presentation of these non-GAAP financial measures provides useful supplementary information to, and facilitates additional analysis by, investors. In particular, Exelixis believes that these non-GAAP financial measures, when considered together with its financial information prepared in accordance with GAAP, can enhance investors’ and analysts’ ability to meaningfully compare Exelixis’ results from period to period, and to identify operating trends in Exelixis’ business. Exelixis has excluded stock-based compensation, adjusted for the related income tax effect, because it is a non-cash item that may vary significantly from period to period as a result of changes not directly or immediately related to the operational performance for the periods presented. Exelixis also regularly uses these non-GAAP financial measures internally to understand, manage and evaluate its business and to make operating decisions.
These non-GAAP financial measures are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Exelixis encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP financial information and the reconciliation between these presentations, to more fully understand Exelixis’ business. Reconciliations between GAAP and non-GAAP results are presented in the tables of this release.

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Exelixis Second Quarter 2026 Financial Results	Page 3 of 9
August 5, 2026
2026 Financial Guidance
Exelixis is providing the following updated financial guidance for fiscal year 2026. Net product and total revenues guidance do not currently reflect any revenues resulting from a potential U.S. regulatory approval and commercial launch of zanzalintinib for the treatment of patients with previously treated metastatic colorectal cancer (CRC). The U.S. Food and Drug Administration (FDA) is currently reviewing Exelixis' New Drug Application (NDA) for this proposed indication, when used in combination with atezolizumab (Tecentriq®).

	Current Guidance (provided on August 5, 2026)	Previous Guidance (provided on January 11, 2026)
Total revenues	$2.500 billion - $2.550 billion	$2.525 billion - $2.625 billion
Net product revenues	$2.300 billion - $2.350 billion(1)	$2.325 billion - $2.425 billion(1)
Cost of goods sold, % of net product revenues	3.5% - 4.5%	3.5% - 4.5%
Research and development expenses	$825 million - $875 million(2)	$875 million - $925 million(2)
Selling, general and administrative expenses	$575 million - $625 million(3)	$575 million - $625 million(3)
Effective tax rate	21% - 23%	21% - 23%
____________________
(1) Exelixis’ 2026 net product revenues guidance range includes the impact of a U.S. wholesale acquisition cost increase of 3.0% for CABOMETYX and COMETRIQ effective January 1, 2026.
(2) Includes $50.0 million of non-cash stock-based compensation.
(3) Includes $75.0 million of non-cash stock-based compensation.
Cabozantinib Franchise Highlights
Net product revenues generated by the cabozantinib franchise in the U.S. were $573.0 million during the second quarter of 2026, with net product revenues of $570.6 million from CABOMETYX® (cabozantinib) and $2.4 million from COMETRIQ® (cabozantinib). Based upon cabozantinib-related net product revenues generated by Exelixis’ collaboration partners, Ipsen and Takeda Pharmaceutical Company Limited, during the quarter ended June 30, 2026, Exelixis earned $53.2 million in royalty revenues.
Zanzalintinib GI Highlights
Ongoing Regulatory Review of Zanzalintinib in Combination with Atezolizumab for Previously Treated Metastatic CRC and Update on Results from the Non-Liver Metastases (NLM) Subgroup from STELLAR-303. In June 2026, Exelixis announced results from the final analysis of the dual primary endpoint of overall survival (OS) in the NLM subgroup in the phase 3 STELLAR-303 pivotal trial evaluating zanzalintinib in combination with atezolizumab versus regorafenib in previously treated non-microsatellite instability (non-MSI)-high metastatic CRC. The results showed a non-statistically significant trend in OS favoring the combination in the NLM subgroup. As previously announced in June 2025, STELLAR-303 met its other dual primary endpoint, OS in the intention-to-treat population, which included all randomized patients regardless of the presence of active liver metastases. In February 2026, the U.S. FDA accepted the company’s NDA for zanzalintinib, in combination with atezolizumab, for the treatment of patients with metastatic CRC who have been previously treated with fluoropyrimidine-, oxaliplatin- and irinotecan-based chemotherapy, and, if RAS wild-type, an anti-epidermal growth factor receptor (EGFR) therapy. The FDA assigned a Prescription Drug User Fee Act (PDUFA) target action date of December 3, 2026.
Phase 3 STELLAR-316 Pivotal Trial Nearing Initiation, in Collaboration with Merck and Natera. Exelixis remains on track to initiate the planned phase 3 STELLAR-316 pivotal trial of zanzalintinib in mid-2026. This Exelixis-sponsored trial will evaluate zanzalintinib, with and without KEYTRUDA QLEX™ (pembrolizumab and berahyaluronidase alfa-pmph) [KEYTRUDA QLEX is marketed outside the U.S. as KEYTRUDA SC™], in patients with resected stage II/III CRC who, following definitive therapy, have tested positive for molecular residual

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August 5, 2026
disease (MRD+) and have no radiographic evidence of disease. Natera, a global leader in cell-free DNA and precision medicine, will provide its Signatera™ assay to identify MRD+ patients for trial enrollment. In May 2026, Exelixis announced a clinical development collaboration in which Merck, known as MSD outside of the United States and Canada, will supply KEYTRUDA QLEX injection for subcutaneous administration in combination with zanzalintinib for the trial. The primary endpoint of STELLAR-316 will be disease-free survival, with secondary endpoints including circulating tumor DNA clearance.
Enrollment Progress for Phase 2/3 STELLAR-311 Pivotal Trial. Exelixis is continuing to actively enroll patients in the phase 2/3 STELLAR-311 pivotal trial. STELLAR-311 is evaluating zanzalintinib versus everolimus as a first oral therapy in patients with advanced neuroendocrine tumors (NET), regardless of site of origin, who have received up to one prior line of therapy. The primary endpoint of the trial is progression-free survival (PFS) per RECIST 1.1 as assessed by blinded independent central review.
Zanzalintinib GU Highlights
Topline Results for Phase 3 STELLAR-304 Pivotal Trial Expected in Second Half of 2026. In May 2026, Exelixis announced that the company expects topline results from the STELLAR-304 trial in the second half of 2026, depending on event rates. STELLAR-304 is a phase 3 pivotal trial evaluating zanzalintinib in combination with nivolumab versus sunitinib in previously untreated patients with advanced non-clear cell renal cell carcinoma (nccRCC). The primary endpoints of the trial are PFS as assessed by blinded independent radiology committee and objective response rate (ORR) per RECIST 1.1, with OS as the secondary endpoint.
Initiation of Phase 3 LITESPARK-034 Pivotal Trial as Part of Clinical Development Collaboration with Merck. In April 2026, Exelixis’ collaborator Merck initiated LITESPARK-034, a global phase 3 pivotal trial evaluating zanzalintinib in combination with WELIREG® (belzutifan) versus WELIREG and placebo in second-line or later advanced renal cell carcinoma (RCC) patients who have progressed on or after both programmed death-1/ligand 1 (PD-1/L1) and vascular endothelial growth factor receptor-tyrosine kinase inhibitor (VEGFR-TKI) therapies in sequence or in combination. LITESPARK-034 is the second of two Merck-sponsored phase 3 pivotal trials of zanzalintinib and WELIREG in RCC under the companies’ clinical development collaboration. Merck initiated the first trial, LITESPARK-033, in December 2025. LITESPARK-033 is evaluating the combination of zanzalintinib and WELIREG versus cabozantinib in first-line advanced RCC following an immunotherapy administered in the adjuvant setting.
Zanzalintinib Development Program Expansion Opportunities
Initiation of Phase 2 STELLAR-201 Trial in Recurrent Meningioma. In May 2026, Exelixis announced the initiation of STELLAR-201, a phase 2 trial evaluating zanzalintinib in patients with recurrent Grade I/II/III meningioma with relapse or progression following radiation and/or surgery or those who are not candidates for these therapies. The primary endpoint of the trial is ORR, with secondary endpoints including PFS, duration of response (DOR) and OS. Enrollment is currently ongoing. Pending favorable results, the trial represents an opportunity for zanzalintinib to become the first and only systemic therapy for this form of meningioma, the most common primary intracranial neoplasm for which there are currently no approved systemic therapies.
Expansion of Zanzalintinib Clinical Development Program in Squamous Non-small Cell Lung Cancer (NSCLC), Metastatic Bladder Cancer and Metastatic Castration-Resistant Prostate Cancer (mCRPC). Exelixis has additional planned and ongoing zanzalintinib studies across multiple tumor types. These include STELLAR-202, a planned phase 2 trial evaluating zanzalintinib in combination with pembrolizumab in the maintenance setting in squamous NSCLC, as well as expansion cohorts in the ongoing phase 1b/2 STELLAR-002 study. The STELLAR-002 expansion cohorts are evaluating zanzalintinib monotherapy in patients with metastatic bladder cancer who have progressed following treatment with enfortumab vedotin and pembrolizumab, as well as zanzalintinib in combination with docetaxel in mCRPC patients with measurable

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disease. Both the bladder cancer and mCRPC expansion cohorts in the STELLAR-002 study have been initiated and enrollment is ongoing. Exelixis expects to initiate STELLAR-202 in the second half of 2026.
Corporate Highlights
Zanzalintinib and Cabozantinib Data Presentations at the 2026 American Society of Clinical Oncology Annual Meeting (ASCO 2026). Zanzalintinib and cabozantinib were the subject of numerous presentations at ASCO 2026, which was held from May 29 through June 2 in Chicago. Notable posters included an analysis of the contribution of atezolizumab to the efficacy of the combination with zanzalintinib in the phase 3 STELLAR-303 trial and results from a subgroup analysis of the phase 3 CABINET pivotal trial evaluating CABOMETYX in patients with previously treated advanced NET. The STELLAR-303 data support the contribution of atezolizumab to the previously observed survival benefits of zanzalintinib in combination with atezolizumab for patients with metastatic CRC. The presentation demonstrated the importance of generating data around the potential impact of anti-drug antibodies on systemic exposures or neutralization of immune checkpoint inhibitor activity, which Exelixis plans to continue to interrogate across all zanzalintinib development opportunities. The results from the CABINET subgroup analysis showed CABOMETYX provided significant improvements in PFS versus placebo in patients with NET regardless of functional status, highlighting the ability of CABOMETYX to delay disease progression for these patients.
Stock Repurchase Program (SRP) Update. In the second quarter of 2026, Exelixis repurchased $311.6 million of the company’s stock, at an average price of $47.85 per share, and completed the SRP authorized in October 2025, fulfilling its commitment to purchase a total of $750 million of the company’s stock under the October 2025 SRP before December 31, 2026. In May 2026, Exelixis’ Board of Directors authorized the repurchase of up to an additional $750 million of the company’s outstanding common stock before December 31, 2027 (May 2026 SRP). Exelixis began executing stock repurchases under the May 2026 SRP in the second quarter of 2026. Since Exelixis’ Board of Directors authorized the first SRP in March 2023, Exelixis has repurchased a total of $2.9 billion of the company’s common stock, retiring 93.3 million shares, at an average price of $31.12 per share, as of the end of the second quarter of 2026.
Stock repurchases under the May 2026 SRP may be made from time to time through a variety of methods, which may include open market purchases, in block trades, Rule 10b5-1 trading plans, accelerated share repurchase transactions, exchange transactions or any combination of such methods. The timing and amount of any stock repurchases under the program will be based on a variety of factors, including ongoing assessments of the capital needs of the business, alternative investment opportunities, the market price of the company’s common stock and general market conditions. The program does not obligate Exelixis to acquire any amount of its common stock, and may be modified, suspended or discontinued at any time without prior notice.
Basis of Presentation
Exelixis has adopted a 52- or 53-week fiscal year that generally ends on the Friday closest to December 31. For convenience, references in this press release as of and for the fiscal periods ended July 3, 2026 and July 4, 2025, are indicated as being as of and for the periods ended June 30, 2026 and June 30, 2025, respectively.
Conference Call and Webcast
Exelixis management will discuss the company’s financial results for the second quarter of 2026 and provide a general business update during a conference call beginning at 5:00 p.m. ET / 2:00 p.m. PT today, Wednesday, August 5, 2026.
To access the conference call, please dial (800) 715-9871 (domestic) or (646) 307-1963 (international). The Exelixis conference call ID number is 5587241. To access the live webcast link, log onto www.exelixis.com and

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Exelixis Second Quarter 2026 Financial Results	Page 6 of 9
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proceed to the Event Calendar page under the Investors & News heading. A webcast replay of the conference call will be archived on www.exelixis.com for one year.
About Exelixis
Exelixis is a globally ambitious oncology company innovating next-generation medicines and regimens at the forefront of cancer care. Powered by drug discovery and development excellence, we are rapidly evolving our product portfolio to target an expanding range of tumor types and indications with our clinically differentiated pipeline of small molecules and biotherapeutics. This comprehensive approach harnesses decades of robust investment in our science and partnerships to advance our pipeline of franchise molecules, including our novel oral kinase inhibitor zanzalintinib, and to extend the impact of our flagship commercial product, CABOMETYX® (cabozantinib). Exelixis is driven by a bold scientific pursuit to create transformational treatments that give more patients hope for the future. For information about the company and its mission to help cancer patients recover stronger and live longer, visit www.exelixis.com, follow @ExelixisInc on X (Twitter), like Exelixis, Inc. on Facebook and follow Exelixis on LinkedIn.
Forward-Looking Statements
This press release contains forward-looking statements, including, without limitation, statements related to: Exelixis’ plans and ability to execute and deliver on its strategic objectives for 2026 and beyond; Exelixis’ belief in zanzalintinib as its next potential franchise molecule; Exelixis’ focus on investing in R&D, returning capital to shareholders, and pursuing opportunistic business development; Exelixis’ goals and clinical development plans for zanzalintinib, including the anticipated timing for pivotal data milestones for STELLAR-304 and plans to initiate additional zanzalintinib trials, including STELLAR-202 and STELLAR-316; Exelixis’ belief that STELLAR-201 represents an opportunity for zanzalintinib to become the first and only systemic therapy for recurrent Grade I/II/III meningioma; complexities and the unpredictability of the regulatory review and approval process with respect to Exelixis’ NDA for zanzalintinib for the treatment of patients with previously treated metastatic CRC, when used in combination with atezolizumab, including the risk that the FDA may not approve zanzalintinib as a treatment for metastatic CRC in a timely fashion, if at all; Exelixis’ updated FY 2026 financial guidance; the timing, amount, and completion of any stock repurchase programs; Exelixis’ scientific pursuit to create transformational treatments that give more patients hope for the future; and other statements that are not historical facts. Any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements and are based upon Exelixis’ current plans, assumptions, beliefs, expectations, estimates and projections. Forward-looking statements involve risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of these risks and uncertainties, which include, without limitation: the degree of market acceptance of CABOMETYX and other Exelixis products in the indications for which they are approved and in the territories where they are approved, and Exelixis’ and its partners’ ability to obtain or maintain coverage and reimbursement for these products; the effectiveness of CABOMETYX and other Exelixis products in comparison to competing products; complexities and the unpredictability of the regulatory review and approval processes in the U.S. and elsewhere; the level of costs associated with Exelixis’ commercialization, research and development, in-licensing or acquisition of product candidates, and other activities; Exelixis’ ability to maintain and scale adequate sales, marketing, market access and product distribution capabilities for its products or to enter into and maintain agreements with third parties to do so; the availability of data at the referenced times; the potential failure of cabozantinib, zanzalintinib and other Exelixis product candidates, both alone and in combination with other therapies, to demonstrate safety and/or efficacy in clinical testing; uncertainties inherent in the drug discovery and product development process; Exelixis’ dependence on its relationships with its collaboration partners, including their pursuit of regulatory approvals for partnered compounds in new indications, their adherence to their obligations under relevant collaboration agreements and the level of their investment in the resources necessary to complete clinical

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trials or successfully commercialize partnered compounds in the territories where they are approved; Exelixis’ continuing compliance with applicable legal and regulatory requirements; unexpected concerns that may arise as a result of the occurrence of adverse safety events or additional data analyses of clinical trials evaluating cabozantinib, zanzalintinib and other Exelixis product candidates; Exelixis’ dependence on third-party vendors for the development, manufacture and supply of its products and product candidates; Exelixis’ ability to protect its intellectual property rights; market competition, including the potential for competitors to obtain approval for generic versions of Exelixis’ marketed products; changes in economic and business conditions, including as a result of changing trade policies and tariffs and the related uncertainty thereof; and other factors detailed from time to time under the caption “Risk Factors” in Exelixis’ most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, and in Exelixis’ other future filings with the Securities and Exchange Commission. All forward-looking statements in this press release are based on information available to Exelixis as of the date of this press release, and Exelixis undertakes no obligation to update or revise any forward-looking statements contained herein, except as required by law.

Exelixis, the Exelixis logo, CABOMETYX and COMETRIQ are registered U.S. trademarks of Exelixis, Inc.
TECENTRIQ (atezolizumab) is a registered trademark of Genentech, a member of the Roche Group.
WELIREG®, KEYTRUDA QLEX™ and KEYTRUDA SC™ are registered trademarks of Merck Sharp & Dohme LLC, a subsidiary of Merck & Co., Inc., Rahway, N.J., USA.

-see attached financial tables-

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Exelixis Second Quarter 2026 Financial Results	Page 8 of 9
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EXELIXIS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues:
Net product revenues	$573,025	$520,014	$1,128,002	$1,033,297
Collaboration revenues	55,665	48,247	111,500	90,411
Total revenues	628,690	568,261	1,239,502	1,123,708
Operating expenses:
Cost of goods sold	20,657	19,470	40,610	38,642
Research and development	211,987	200,356	411,903	412,589
Selling, general and administrative	147,632	134,859	287,234	272,042
Total operating expenses	380,276	354,685	739,747	723,273
Income from operations	248,414	213,576	499,755	400,435
Interest income	14,210	16,789	30,337	35,865
Other income (expenses), net	54	50	273	(195)
Income before income taxes	262,678	230,415	530,365	436,105
Provision for income taxes	50,628	45,567	107,848	91,641
Net income	$212,050	$184,848	$422,517	$344,464
Net income per share:
Basic	$0.85	$0.68	$1.66	$1.25
Diluted	$0.82	$0.65	$1.60	$1.20
Weighted-average common shares outstanding:
Basic	250,808	272,583	254,568	275,693
Diluted	259,675	284,393	263,499	286,285

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EXELIXIS, INC.
RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
GAAP net income	$212,050	$184,848	$422,517	$344,464
Adjustments:
Stock-based compensation - research and development(1)	12,344	14,143	24,662	23,665
Stock-based compensation - selling, general and administrative(1)	20,219	21,928	36,951	38,336
Income tax effect of the above adjustments	(7,512)	(8,355)	(14,269)	(14,348)
Non-GAAP net income	$237,101	$212,564	$469,861	$392,117
GAAP net income per share:
Basic	$0.85	$0.68	$1.66	$1.25
Diluted	$0.82	$0.65	$1.60	$1.20
Non-GAAP net income per share:
Basic	$0.95	$0.78	$1.85	$1.42
Diluted	$0.91	$0.75	$1.78	$1.37
Weighted-average common shares outstanding:
Basic	250,808	272,583	254,568	275,693
Diluted	259,675	284,393	263,499	286,285
____________________
(1) Non-cash stock-based compensation used for GAAP reporting in accordance with Accounting Standards Codification Topic 718, Compensation—Stock Compensation.